UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2018

NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Waterway Square Place, Suite 400, The Woodlands, Texas 77380
(Address of Principal Executive Offices) (Zip Code)

(713) 574-1880
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

On June 15, 2018,  NextDecade Corporation (the “Company”) held an annual meeting of its stockholders (the “Annual Meeting”).  The matter voted upon and the results of the voting at the Annual Meeting were as follows:

Proposal 1:  The election of three Class A directors to serve on the Company’s board of directors for terms of three years or until their successors are duly elected and qualified or until the earlier of their death, resignation or removal.

Director Nominee	For	Withhold/Abstain
Matthew K. Schatzman	101,270,460	905,347
Avinash Kripalani	102,117,375	58,432
William Vrattos	101,150,224	1,025,583

Special Meeting of Stockholders

On  June 15, 2018,  the Company held a special meeting of its stockholders (the “Special Meeting”).  The matters  voted upon and the results of the voting at the Special Meeting were as follows:

Proposal Number One:  To approve the terms of Series A Convertible Preferred Stock, which include associated warrants, and the issuance of up to $35 million of such securities, all in accordance with the terms of a  Convertible Preferred Equity Offering.

For	Against	Withhold/Abstain
103,353,835	2,200	6,935

Proposal Number Two:  To authorize the Company to issue up to $15 million of convertible preferred stock on the same or more favorable terms to the Company as the Series A Convertible Preferred Stock issued in the Convertible Preferred Equity Offering.

For	Against	Withhold/Abstain
103,353,635	2,400	6,935

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2018

NEXTDECADE CORPORATION

By:	/s/ Krysta De Lima
Name: Krysta De Lima
Title: General Counsel